As Filed with the Securities and Exchange Commission on August 2, 2011

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
___________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
 ___________________

HEALTHSOUTH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware                                                                                   63-0860407
(State or other jurisdiction of                                                                                    (I.R.S. Employer
incorporation or organization)                                                                                    Identification No.)

3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243
(Address of Principal Executive Offices)
_____________________________

HealthSouth Corporation Amended and Restated 2008 Equity Incentive Plan
(Full title of the plan)
_____________________________

John P. Whittington, Esq.
Executive Vice President, General Counsel and Corporate Secretary
HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama  35243
(Name and address of agent for service)

(205) 967-7116
(Telephone number, including area code, of agent for service)

With a copy to:

Stephen D. Leasure, Esq.
Vice President and Associate General Counsel
HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama  35243
 (205) 967-7116

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See the definition of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐	Smaller Reporting Company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common stock, par value $0.01 per share, of HealthSouth Corporation	9,000,000	$24.05	$216,450,000	$25,129.85

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of our common stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of our common stock.

(2)
Estimated solely for the purpose of computing the registration fee and calculated in accordance with Rule 457(c) and (h) under the Securities Act, based upon the average of the high and low prices for our common stock reported on The New York Stock Exchange on July 27, 2011.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.              Incorporation of Documents by Reference.

The following documents filed by HealthSouth Corporation (the “Registrant”)  with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the Securities Act are hereby incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on February 24, 2011;

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Form 10-K referred to in (a) above (except that any reports or portions thereof which are furnished and not filed shall not be deemed incorporated); and

(c) The description of Registrant’s capital stock contained in HealthSouth’s Registration Statement on Form 8-A with the SEC on September 13, 2006 (File No. 001-10315) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to filing a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced by a statement or information contained in any other subsequently filed document that is or is deemed incorporated herein by reference. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Registration Statement.

Item 4.              Description of Securities.

Not applicable.

Item 5.              Interests of Named Experts and Counsel.

Mr. Stephen D. Leasure, Esq., who is providing an opinion on the legality of the Common Stock being registered hereby, is Vice President and Associate General Counsel of the Registrant. As an employee of the Registrant, Mr. Leasure participates or is eligible to participate in employee benefit plans of the Registrant on the same basis as other similarly eligible employees.  Pursuant to such plans, he owns or has other rights to acquire an aggregate of less than 1% of the outstanding shares of the Common Stock. Mr. Leasure is eligible to participate in the Amended and Restated 2008 Equity Incentive Plan.

Item 6.              Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the restated certificate of incorporation, as amended, and the amended and restated bylaws of the Registrant. Article VI of the Registrant’s amended and restated bylaws provides that, to the fullest extent permitted by applicable law, the Registrant will indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, was or is a party or is threatened to be a party to (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or, (b) any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. Moreover, any indemnification by the Registrant pursuant thereto will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The indemnification permitted under the DGCL is not exclusive, and pursuant to Section 145 of the DGCL, a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute. Article VI of the Registrant’s amended and restated bylaws provides that its has the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under applicable law. The Registrant presently has in place policies insuring its directors and officers under certain circumstances which may include liability or related losses under applicable law.

Section 102(b)(7) of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Pursuant to Section 102(b)(7) of the DGCL, Article NINTH of the Registrant’s restated certificate of incorporation provides that no director shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director except (a) for any breach of the Director’s duty of loyalty to the Registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (d) for any transaction from which the Director derived an improper personal benefit.

Under separate indemnification agreements with the Registrant, each director and certain officers of the Registrant are indemnified against all liabilities relating to his or her position as a director or officer of the Registrant, to the fullest extent permitted under applicable laws.

Item 7.                      Exemption from Registration Claimed.

Not applicable.

Item 8.                      Exhibits.

The exhibits listed in the Index to Exhibits, which is incorporated herein by reference, are filed as part of this Registration Statement.

Item 9.              Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material Global Registrant change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on August 2, 2011.

HEALTHSOUTH CORPORATION

By:	/s/ John P. Whittington
Name: John P. Whittington
Title: Executive Vice President, General
Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below authorizes John P. Whittington as his or her attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendments thereto (and any additional Registration Statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended, (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the Registration of the securities which are the subject of such Registration Statement, which amendments may make such changes in such Registration Statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

In witness whereof, each of the undersigned has executed this Power of Attorney as of the date indicated. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay Grinney	President, Chief Executive Officer and Director	August 2, 2011
Jay Grinney	(Principal Executive Officer)

/s/ Douglas E. Coltharp	Executive Vice President and Chief Financial Officer	August 2, 2011
Douglas E. Coltharp

/s/ Jon F. Hanson	Chairman of the Board of Directors	August 2, 2011
Jon F. Hanson

/s/ Edward A. Blechschmidt	Director	August 2, 2011
Edward A. Blechschmidt

/s/ John W. Chidsey	Director	August 2, 2011
John W. Chidsey

/s/ Donald L. Correll	Director	August 2, 2011
Donald L. Correll

/s/ Yvonne M. Curl	Director	August 2, 2011
Yvonne M. Curl

/s/ Charles M. Elson	Director	August 2, 2011
Charles M. Elson

/s/ Leo I. Higdon, Jr.	Director	August 2, 2011
Leo I. Higdon, Jr.

/s/ John E. Maupin, Jr.	Director	August 2, 2011
John E. Maupin, Jr.

/s/ L. Edward Shaw, Jr.	Director	August 2, 2011
L. Edward Shaw

INDEX TO EXHIBITS

Exhibit Number                              Description

*4(a)
Restated Certificate of Incorporation of HealthSouth Corporation, as filed in the Office of the Secretary of State of Delaware on May 21, 1998 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Annual Report on Form 10-K filed on June 27, 2005).

*4(b)
Certificate of Amendment to the Restated Certificate of Incorporation of HealthSouth Corporation, as filed in the Office of the Secretary of State of Delaware on October 25, 2006 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Current Report on Form 8-K filed on October 31, 2006).

*4(c)
Amended and Restated Bylaws of HealthSouth Corporation, effective as of October 30, 2009 (incorporated by reference to Exhibit 3.3 to HealthSouth’s Quarterly Report on Form 10-Q filed on November 4, 2009).

4(d)	HealthSouth Corporation Amended and Restated 2008 Equity Incentive Plan.

5	Opinion of Stephen D. Leasure, Esq., with respect to the legality of the securities being registered.

23(a)	Consent of PricewaterhouseCoopers LLP (incorporated by reference to Exhibit 23 to HealthSouth’s Annual Report on Form 10-K filed on February 24, 2011).

23(b)	Consent of Stephen D. Leasure, Esq. (contained in Exhibit 5).

24	Power of Attorney (included on the signature pages of this registration statement).

* Incorporated by reference.